SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 30, 2002


                                CARECENTRIC, INC.

               (Exact name of registrant as specified in charter)



        Delaware                    000-22162                 22-3209241
(State or other jurisdiction   (Commission File Number)    (IRS Employer
    of incorporation)                                     Identification No.)



  2625 Cumberland Parkway
     Suite 310                                             30339
   Atlanta, Georgia                                       (Zip Code)
  (Address of principal
   executive offices)

       (Registrant's telephone number including area code) (770) 805-4400







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ITEM 5.  OTHER EVENTS.

On April 19, 2002, the Company received a letter from Nasdaq indicating that certain financial indicators as reported in the Company's December 31, 2001 financial statements were below applicable minimum requirements issued by Nasdaq to maintain listing on the Nasdaq SmallCap Market. The Company's current trading price and its write-off of certain non-cash, impaired intangible assets contributed to the Nasdaq letter. The Company is in the process of determining whether to submit a plan that might allow the Company to work towards meeting Nasdaq's requirements for continued listing on the Nasdaq SmallCap Market. Nasdaq has provided a deadline for presentation of the plan by May 10, 2002. However, in the event the Company does not submit a plan or the plan does not receive acceptance, the Company's stock will be de-listed from Nasdaq. Nevertheless, the Company is considering the actions necessary to achieve continued trading on the OTC Bulletin Board. CareCentric hereby incorporates by reference herein the information set forth in its Press Release dated April 30, 2002, a copy of which is annexed hereto as Exhibit 99.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements.

         Not Applicable.

         (b)      Pro Forma Financial Information.

         Not Applicable.

         (c)      Exhibits.

Exhibit
Number                                               Description
------                                               -----------
99                                    Press Release dated April 30, 2002

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   CARECENTRIC, INC.




Date: April 30, 2002                By:  /s/      John R. Festa
                                       -----------------------------------------
                                         John R. Festa
                                         Chief Executive Officer
                                        (Principal Executive Officer)